BankFinancial
                                                                   -------------
15W060 North Frontage Road
Burr Ridge, Illinois 60527

FOR IMMEDIATE RELEASE


                 BankFinancial Corporation Reports Net Income of
          $2.9 million, or $0.13 per Share for Fourth Quarter of 2005.


     Burr Ridge, Illinois - (March 1, 2006) BankFinancial  Corporation (Nasdaq -
BFIN) ("BankFinancial") today reported net income of $2.9 million for the three months ended December 31, 2005, and basic earnings per share of $0.13 for this three-month period. For the year ended December 31, 2005, BankFinancial reported net income of $11.1 million, and basic earnings per share of $0.29. BankFinancial's basic earnings per share for 2005 only reflect earnings during the period after June 23, 2005, the date of BankFinancial's mutual-to-stock conversion, because no common shares were outstanding before then.

Overview

     Net income for the fourth quarter of 2005 was $2.9 million, compared to $3.7 million for the third quarter of 2005. Our third quarter net income was favorably affected by two non-recurring items - a tax recovery of $473,000 and approximately $150,000 in pre-tax net interest income on stock subscription order receipts relating to our mutual-to-stock conversion that we refunded during the third quarter. Our fourth quarter net income included a $281,000 pre-tax expense relating to the accelerated amortization of a purchase accounting adjustment resulting from the pre-payment of a loan that we acquired in our acquisition of Success Bancshares. We also increased our allowance for loan and lease losses with a provision of $524,000 in the fourth quarter primarily to support loan growth, compared to a $334,000 provision in the third quarter.

     Net loans receivable increased by $96.2 million during the fourth quarter. We maintained our focus on deploying conversion proceeds into targeted loan categories such as multi-family real estate loans (an increase of $37.3 million, or 15.4%), commercial leases (an increase of $29.6 million, or 32.1%) and commercial loans (an increase of $4.5 million, or 6.9%). This level of loan growth was caused in part by seasonal and market factors and is not necessarily indicative of future loan growth. Future loan growth could also be adversely affected by our unwillingness to compete for loans by relaxing our historical underwriting standards.

     Our allowance for loan and lease losses totaled $11.5 million at the end of the fourth quarter - an increase of approximately $583,000 primarily due to fourth quarter loan growth - representing 0.93% of total loans and 201% of nonperforming loans. Our ratio of nonperforming loans to total loans declined from 0.63% in the third quarter to 0.46% in the fourth quarter.

     We experienced some net interest margin compression in the fourth quarter due to the flat yield curve and highly competitive loan and deposit pricing in the Chicago banking market. Although the loan growth that we experienced improved interest income - yields on loans increased by 4 basis points and yield on earning assets increased by 17 basis points - this increase was surpassed by a 39 basis point increase in our deposit costs. As a result, our net interest margin declined 4 basis points from 3.65% in the third quarter to 3.61% in the fourth quarter, and our net interest rate spread declined 16 basis points from 3.07% in the third quarter to 2.91% in the fourth quarter. The accelerated purchase accounting adjustment that we recorded in the fourth quarter reduced our net interest rate spread by 7 basis points, while the net interest earned on subscription order receipts in the third quarter added 4 basis points to our third quarter net interest margin and interest rate spread.

     Our noninterest expense increased $119,000, or 1.0%, in the fourth quarter. The increase was due in substantial part to increases in utility and real estate tax expenses, advertising expenses relating to deposit origination initiatives, and information technology expenses relating to the design and implementation of enhancements to our corporate performance management and reporting systems. Partially offsetting these increases were declines in consulting, legal and other expenses.

     Our net income was $11.1 million for the year ended December 31, 2005, compared to net income of $1.5 million in 2004. Our 2004 net income was unfavorably affected by impairment charges that we recorded on Fannie Mae and Freddie Mac floating rate preferred stocks and yield adjustment amortization expenses resulting from our prepayment of certain Federal Home Loan Bank advances. Our mutual-to-stock conversion was completed on June 23, 2005, and our financial condition and results of operation after that date include the favorable impact of the net proceeds of the conversion. Our 2005 net income includes pre-tax compensation expenses in the amount of $718,000 relating to the ESOP that we established in connection with the conversion.

     We entered into an agreement during the fourth quarter to acquire University National Bank, a privately held community bank with $111 million in assets located in the Hyde Park community of Chicago. The transaction is presently scheduled to close in the second quarter of 2006. We expect University National Bank's strong core deposit base and low loan to deposit ratio will help mitigate future net interest margin compression pressures.

Conference Call

     BankFinancial's executive management will hold a conference call to discuss the contents of this news release, as well as business and financial highlights, on Friday, March 3, 2006, at 9:30 a.m. CST. The telephone number for the conference call is 866-700-0133 and the participant passcode is 50155679. The conference call will also be available by webcast within the Stockholder Information section of the company's web site: www.bankfinancial.com.

About BankFinancial

     BankFinancial Corporation is the holding company for BankFinancial F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through our 16 full-service banking offices, located in Cook, DuPage, Lake and Will counties, Illinois. At December 31, 2005, BankFinancial Corporation had total assets of $1.6 billion, total deposits of $1.1 billion and stockholders' equity of $329 million. BankFinancial Corporation's common stock is listed on the Nasdaq National Market under the symbol BFIN. Additional information may be found at the company's web site, www.bankfinancial.com.

Safe Harbor

     Certain statements made in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words "may," "will," "should," "would," "anticipate," "estimate," "expect," "plan," "believe," "intend," and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of resources for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The Company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.


For Further Information
Shareholders, Analysts and Investors:                 Media:
Terence C. Wise                                       Gregg T. Adams
Vice President - Investor Relations                   Executive Vice President
BankFinancial Corporation                             - Marketing and Sales
Telephone: 630-242-7151                               BankFinancial Corporation
                                                      Telephone: 630-242-7226

                            BANKFINANCIAL CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
             (Dollars in thousands; except per share) - (Unaudited)

                                                                                     December 31,       December 31,
                                                                                         2005               2004
                                                                                     ------------       -------------
ASSETS
Cash and due from other financial institutions                                      $     34,437       $     27,867
Interest-bearing deposits in other financial institutions                                  3,589              1,431
                                                                                    ------------       ------------
   Cash and cash equivalents                                                              38,026             29,298
Securities available-for-sale, at fair value                                             248,238            268,093
Loans held-for-sale                                                                          375              5,531
Loans receivable, net of allowance for loan losses:
   December 31, 2005, $11,514; and December 31, 2004, $11,019                          1,231,891          1,091,952
Stock in Federal Home Loan Bank, at cost                                                  25,434             24,226
Premises and equipment, net                                                               32,819             32,954
Accrued interest receivable                                                                6,598              5,420
Goodwill                                                                                  10,865             10,865
Core deposit intangible                                                                    8,248              9,882
Other assets                                                                              11,942             14,561
                                                                                    ------------       ------------
   Total assets                                                                     $  1,614,436       $  1,492,782
                                                                                    ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Deposits                                                                            1,067,874          1,115,696
   Borrowings                                                                            191,388            264,742
   Advance payments by borrowers taxes and insurance                                       7,969              7,074
   Accrued interest payable and other liabilities                                         18,428             10,382
                                                                                    ------------       ------------
      Total liabilities                                                                1,285,659          1,397,894

Commitments and contingent liabilities

Stockholders' equity
   Preferred Stock, $0.01 par value, 25,000,000 shares authorized, none
      issued or outstanding                                                                    -                  -
   Common Stock, $0.01 par value, 100,000,000 shares authorized,
      24,466,250 shares issued and outstanding, at December 31, 2005,
      none issued and outstanding at December 31, 2004                                       245                  -
   Additional paid-in capital                                                            240,235                  -
   Retained earnings, substantially restricted                                           107,528             96,455
   Unearned Employee Stock Ownership Plan shares                                         (19,084)                 -
   Accumulated other comprehensive loss                                                     (147)            (1,567)
                                                                                    ------------       ------------
      Total stockholders' equity                                                         328,777             94,888
                                                                                    ------------       ------------
        Total liabilities and stockholders' equity                                  $  1,614,436       $  1,492,782
                                                                                    ============       ============

                            BANKFINANCIAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
             (Dollars in thousands; except per share) - (Unaudited)

                                                    Three Months Ended                       Year Ended
                                                       December 31,                         December 31,
                                             ---------------------------------    ----------------------------------
                                                  2005             2004                2005              2004
                                             ---------------- ----------------    ---------------- -----------------
 Interest and dividend income
   Loans, including fees                       $   18,097       $   14,981          $   66,328       $   56,630
   Securities                                       2,659            2,239              11,640            8,144
   Other                                              354              379               1,954            1,524
                                               ----------       ----------          ----------       ----------
      Total interest income                        21,110           17,599              79,922           66,298

Interest expense
   Deposits                                         5,852            4,233              20,598           14,198
   Borrowings                                       1,702            1,994               8,204            9,272
                                               ----------       ----------          ----------       ----------
      Total interest expense                        7,554            6,227              28,802           23,470
                                               ----------       ----------          ----------       ----------

Net interest income                                13,556           11,372              51,120           42,828

Provision (credit) for loan losses                    524              190                 518              (22)
                                               ----------       ----------          ----------       ----------
Net interest income after
  provision (credit) for loan losses               13,032           11,182              50,602           42,850

Noninterest income
   Fees and service charges                         1,557            1,491               5,950            5,503
   Insurance commissions and annuities
      income                                          242              221                 848              782
   Gain on sale of loans                               27              105                 206              321
   Gain on sale of securities                           -              180                   -              599
   Loan servicing fees                                249              265               1,031              987
   Amortization and impairment of
      servicing assets                                 18             (257)               (508)            (772)
   Operations of real estate owned                      -               22                   4              509
   Other                                              441              367               1,424            1,129
                                               ----------       ----------          ----------       ----------
      Total noninterest income                      2,534            2,394               8,955            9,058

Noninterest expense
   Compensation and benefits                        7,398            6,388              28,227           25,875
   Office occupancy and equipment                   1,377            1,306               5,058            5,112
   Advertising and public relations                   216              215                 841              856
   Data processing                                    814              718               2,967            2,765
   Supplies, telephone, and postage                   468              486               1,901            1,961
   Amortization of intangibles                        405              422               1,634            1,701
   Loss on impairment of securities
      available for sale                                -            3,293                   -            8,793
   Other                                              832              909               3,578            3,652
                                               ----------       ----------          ----------       ----------
      Total noninterest expense                    11,510           13,737              44,206           50,715
                                               ----------       ----------          ----------       ----------

Income (loss) before income taxes                   4,056             (161)             15,351            1,193

Income tax expense (benefit)                        1,137             (257)              4,278             (264)
                                               ----------       -----------         ----------       ----------

Net income                                     $    2,919       $       96          $   11,073       $    1,457
                                               ==========       ==========          ==========       ==========

Earnings per basic share                       $     0.13             N.A.                0.29             N.A.
                                               ==========                           ==========

N.A. = not applicable

                            BANKFINANCIAL CORPORATION
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND
                           COMPREHENSIVE INCOME (LOSS)
                      (Dollars in thousands) - (Unaudited)

                                                                   Unearned
                                                                   Employee       Accumulated
                                        Additional                   Stock           Other                     Comprehensiv
                             Common      Paid-in      Retained     Ownership     Comprehensive                    Income
                             Stock       Capital      Earnings    Plan Shares    Income (Loss)       Total        (Loss)
                            -------     ---------    ---------    -----------    -------------       -----      -----------
Balance at
   December 31, 2003        $      -    $        -   $94,998        $      -       $   1,689       $   96,687
                            --------    ----------   -------        --------       ---------       ----------
Comprehensive loss

   Net income                      -             -     1,457               -               -            1,457    $  1,457
Change in other
   comprehensive loss,
   net of tax effects              -             -         -               -          (3,256)          (3,256)     (3,256)
                            --------    ----------   -------        --------        ---------      ----------    --------
Total comprehensive
   loss                                                                                                          $ (1,799)
                                                                                                                 ========
Balance at
   December 31, 2004        $      -    $        -   $96,455        $      -       $  (1,567)      $   94,888
Comprehensive income

   Net income                      -             -    11,073               -               -           11,073    $ 11,073
Change in other
   comprehensive income,
   net of tax effects              -             -         -               -           1,420            1,420       1,420
                            --------    ----------   -------        --------       ---------        ---------    --------
Total comprehensive
   income                                                                                                        $ 12,493
                                                                                                                 ========
Net proceeds from common
   stock issued                  245       240,007         -         (19,573)              -          220,679

ESOP shares earned                 -           228         -             489               -              717
                            --------    ----------    -------       --------       ---------       ----------
Balance at
   December 31, 2005        $    245    $  240,235    107,528       $(19,084)      $    (147)      $  328,777
                            ========    ==========    =======       ========       =========       ==========

                            BANKFINANCIAL CORPORATION
                  AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
                  Three Months Ended December 31, 2005 and 2004
                      (Dollars in thousands) - (Unaudited)

                                Three months ended December 31, 2005      Three months ended December 31, 2004
                                -------------------------------------     -------------------------------------
                                  Average                                    Average
                                Outstanding                                Outstanding
                                   Balance     Interest    Yield/Rate(1)     Balance    Interest    Yield/Rate(1)
                                -----------   ----------   -----------    -----------   --------    -----------
Interest-earning assets:
Loans                            $1,197,545   $   18,097       6.04%       $1,095,117   $   14,981       5.47%
Securities available-for-sale       266,167        2,659       4.00           267,589        2,239       3.35
Stock in FHLB                        25,311          237       3.75            24,047          357       5.94
Other                                12,182          117       3.84             4,411           22       2.00
                                 ----------   ----------   --------        ----------   ----------   --------
   Total interest-earning assets  1,501,205       21,110       5.62         1,391,164       17,599       5.06
                                              ----------                                ----------
Noninterest-earning assets           72,662                                    84,843
                                 ----------                                ----------
   Total assets                  $1,573,867                                $1,476,007
                                 ==========                                ==========

Interest-bearing liabilities:
Savings deposits                 $  120,373          239       0.79        $  131,193          254       0.77
Money market deposits               246,569        2,123       3.44           209,671          980       1.87
NOW deposits                        216,246          653       1.21           225,632          408       0.72
Certificates of deposit             348,707        2,837       3.25           448,133        2,591       2.31
                                 ----------   ----------   --------        ----------   ----------   --------
   Total deposits                   931,895        5,852       2.51         1,014,629        4,233       1.67
Borrowings                          182,613        1,702       3.73           242,543        1,994       3.29
                                 ----------   ----------   --------        ----------   ----------   --------
   Total interest-bearing
liabilities                       1,114,508        7,554       2.71         1,257,172        6,227       1.98
                                              ----------                                ----------
Noninterest-bearing liabilities     132,810                                   124,204
                                 ----------                                ----------
   Total liabilities              1,247,318                                 1,381,376
Equity                              326,549                                    94,631
                                 ----------                                ----------
   Total liabilities and equity  $1,573,867                                $1,476,007
                                 ==========                                ==========

Net interest income                           $   13,556                                $   11,372
                                              ==========                                ==========
Net interest rate spread (2)                                   2.91%                                     3.08%
Net interest-earning assets (3)  $  386,697                                $  133,992
                                 ==========                                ==========
Net interest margin (4)                                        3.61%                                     3.27%
Ratio of interest-earning
   assets to
   interest-bearing liabilities      134.70%                                   110.66%

(1)  Annualized.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.

                            BANKFINANCIAL CORPORATION
                  AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
           Three Months Ended December 31, 2005 and September 30, 2005
                      (Dollars in thousands) - (Unaudited)


                                 Three months ended December 31, 2005     Three months ended September 30, 2005
                                -------------------------------------     -------------------------------------
                                  Average                                    Average
                                Outstanding                                Outstanding
                                   Balance     Interest    Yield/Rate(1)     Balance    Interest    Yield/Rate(1)
                                -----------   ----------   -----------    -----------   --------    -----------
Interest-earning assets:
Loans                            $1,197,545     $18,097        6.04%       $1,130,131   $   16,950       6.00%
Securities available-for-sale       266,167       2,659        4.00           337,098        3,229       3.83
Stock in FHLB                        25,311         237        3.75            25,043          308       4.92
Other                                12,182         117        3.84            27,962          228       3.26
                                 ----------     -------    --------        ----------   ----------   --------
   Total interest-earning assets  1,501,205      21,110        5.62         1,520,234       20,715       5.45
                                                -------                                 ----------
Noninterest-earning assets           72,662                                    87,043
                                 ----------                                ----------
   Total assets                  $1,573,867                                $1,607,277
                                 ==========                                ==========

Interest-bearing liabilities:
Savings deposits                 $  120,373         239        0.79        $  125,949          249       0.79
Money market deposits               246,569       2,123        3.44           222,645        1,578       2.84
NOW deposits                        216,246         653        1.21           239,294          583       0.97
Certificates of deposit             348,707       2,837        3.25           369,352        2,672       2.89
                                 ----------     -------    --------        ----------   ----------   --------
   Total deposits                   931,895       5,852        2.51           957,240        5,082       2.12
Borrowings                          182,613       1,702        3.73           191,076        1,755       3.67
                                 ----------     -------    --------        ----------   ----------   --------
   Total interest-bearing
liabilities                       1,114,508       7,554        2.71         1,148,316        6,837       2.38
                                                -------                                 ----------
Noninterest-bearing liabilities     132,810                                   134,903
                                 ----------                                ----------
   Total liabilities              1,247,318                                 1,283,219
Equity                              326,549                                   324,058
                                 ----------                                ----------
   Total liabilities and equity  $1,573,867                                $1,607,277
                                 ==========                                ==========

Net interest income                             $13,556                                 $   13,878
                                                =======                                 ==========
Net interest rate spread (2)                                   2.91%                                     3.07%
Net interest-earning assets (3)  $  386,697                                $  371,918
                                 ==========                                ==========
Net interest margin (4)                                        3.61%                                     3.65%
Ratio of interest-earning
   assets to
   interest-bearing liabilities      134.70%                                   132.39%

(1)  Annualized.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.

                            BANKFINANCIAL CORPORATION
                  AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
                     Years Ended December 31, 2005 and 2004
                      (Dollars in thousands) - (Unaudited)

                                     Year ended December 31, 2005             Year ended December 31, 2004
                                -------------------------------------     -------------------------------------
                                  Average                                  Average
                                Outstanding                              Outstanding
                                   Balance     Interest    Yield/Rate      Balance     Interest    Yield/Rate
                                -----------   ----------   -----------    -----------  --------    -----------
Interest-earning assets:
Loans                            $1,131,374   $   66,328       5.86%       $1,091,293   $   56,630       5.19%
Securities available-for-sale       315,379       11,640       3.69           255,999        8,144       3.18
Stock in FHLB                        24,870        1,208       4.86            23,521        1,420       6.04
Other                                24,219          746       3.08             9,022          104       1.15
                                 ----------   ----------   --------        ----------   ----------   --------
   Total interest-earning assets  1,495,842       79,922       5.34         1,379,835       66,298       4.80
                                              ----------                                ----------
Noninterest-earning assets           88,837                                    86,107
                                 ----------                                ----------
   Total assets                  $1,584,679                                $1,465,942
                                 ==========                                ==========

Interest-bearing liabilities:
Savings deposits                 $  128,867        1,005       0.78        $  134,491          825       0.61
Money market deposits               223,334        6,350       2.84           181,596        2,667       1.47
NOW deposits                        268,404        2,290       0.85           232,193        1,249       0.54
Certificates of deposit             391,883       10,953       2.79           449,218        9,457       2.11
                                 ----------   ----------   --------        ----------   ----------   --------
   Total deposits                 1,012,488       20,598       2.03           997,498       14,198       1.42
Borrowings                          229,355        8,204       3.58           251,331        9,272       3.69
                                 ----------   ----------   --------        ----------   ----------   --------
   Total interest-bearing
liabilities                       1,241,843       28,802       2.32         1,248,829       23,470       1.88
                                              ----------                                ----------
Noninterest-bearing liabilities     129,204                                   122,616
                                 ----------                                ----------
   Total liabilities              1,371,047                                 1,371,445
Equity                              213,632                                    94,497
                                 ----------                                ----------
   Total liabilities and equity  $1,584,679                                $1,465,942
                                 ==========                                ==========

Net interest income                           $   51,120                                $   42,828
                                              ==========                                ==========
Net interest rate spread (1)                                   3.02%                                     2.92%
Net interest-earning assets (2)  $  253,999                                $  131,006
                                 ==========                                ==========
Net interest margin (3)                                        3.42%                                     3.10%
Ratio of interest-earning
   assets to
   interest-bearing liabilities      120.45%                                   110.49%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

                            BANKFINANCIAL CORPORATION
                     SELECTED FINANCIAL AND STATISTICAL DATA
                              Latest Five Quarters
             (Dollars in thousands; except per share) - (Unaudited)

PERFORMANCE MEASUREMENTS:                                       2005                             2004
                                            -----------------------------------------------     ------
                                             IVQ          IIIQ          IIQ          IQ           IVQ
                                            ----          ----         ----         ----         ----
Return on assets (ratio of net income
   to average total assets)                   0.74%         0.92%        0.68%        0.44%        0.03%
Return on equity (ratio of net income
   to average equity)                         3.58          4.56         9.12         6.65         0.41
Net interest rate spread                      2.91          3.07         2.96         2.99         3.08
Net interest margin                           3.61          3.65         3.18         3.19         3.27
Efficiency ratio                             71.54         69.41        72.87        82.15        99.79
Noninterest expense to average total
   assets                                     2.93          2.83         2.55         2.88         3.72
Average interest-earning assets to
   average interest-bearing liabilities     134.70        132.39       111.42       110.21       110.66
Offices                                         16            16           16           16           16
Employees (full time equivalents)              451           449          429          442          446
------------------------------------------------------------------------------------------------------

SUMMARY INCOME STATEMENT:                                       2005                             2004
                                            -----------------------------------------------     ------
                                             IVQ          IIIQ          IIQ          IQ           IVQ
                                            ----          ----         ----         ----         ----

Total interest income                     $ 21,110     $ 20,715      $ 20,055     $ 18,042     $ 17,599
Total interest expense                       7,554        6,837         7,577        6,834        6,227
                                          --------     --------      --------    ---------     --------
Net interest income before provision        13,556       13,878        12,478       11,208       11,372
Provision (credit) for loan losses             524          334          (264)         (76)         190
                                          --------     --------      --------    ---------     --------
Net interest income                         13,032       13,544        12,742       11,284       11,182
Noninterest income                           2,534        2,534         2,035        1,852        2,394
Noninterest expense                         11,510       11,391        10,576       10,729       13,737
                                          --------     --------      --------    ---------     --------
Income (loss) before income tax              4,056        4,687         4,201        2,407         (161)
Income tax expense (benefit)                 1,137          990         1,380          771         (257)
                                          --------     --------      --------    ---------     --------
Net income                                $  2,919     $  3,697      $  2,821    $   1,636     $     96
                                          ========     ========      ========    =========     ========

Earnings per basic share                  $   0.13     $   0.16          N.M.         N.A.         N.A.
                                          ========     ========
    N.M. = not meaningful; N.A. = not applicable
------------------------------------------------------------------------------------------------------
NONINTEREST INCOME AND EXPENSE:                                  2005                            2004
                                            -----------------------------------------------     ------
                                              IVQ          IIIQ         IIQ           IQ           IVQ
                                             ----          ----         ----         ----         ----
Noninterest Income:
Fee income                                 $  1,557     $  1,623     $  1,489     $  1,281     $  1,491
Insurance commissions and annuities
income                                          242          265          229          112          221
Gain on sales of loans                           27           50           46           83          105
Gain on sales of investment securities            -            -            -            -          180
Loan servicing fee income                       249          257          262          263          265
Amortization and impairment of servicing
   Assets                                        18          (73)        (328)        (125)        (257)
REO operations                                    -           (1)          (3)           8           22
Other                                           441          413          340          230          367
                                           --------     --------     --------     --------     --------
   Total noninterest income                $  2,534     $  2,534     $  2,035     $  1,852     $  2,394
                                           ========     ========     ========     ========     ========
Noninterest Expense:
Compensation                               $  7,398     $  7,335     $  6,557     $  6,937     $  6,388
Office occupancy                              1,377        1,275        1,191        1,215        1,306
Advertising                                     216          177          238          210          215
Data processing                                 814          777          710          666          718
Supplies, telephone and postage                 468          490          450          493          486
Amortization of intangibles                     405          410          409          410          422
Loss on impairment of securities
   available for sale                             -            -            -            -        3,293
Other general & administrative                  832          927        1,021          798          909
                                           --------     --------     --------     --------     --------
    Total noninterest expenses             $ 11,510     $ 11,391     $ 10,576     $ 10,729     $ 13,737
                                           ========     ========     ========     ========     ========
-------------------------------------------------------------------------------------------------------


                            BANKFINANCIAL CORPORATION
                     SELECTED FINANCIAL AND STATISTICAL DATA
                              Latest Five Quarters
             (Dollars in thousands; except per share) - (Unaudited)

SUMMARY BALANCE SHEET:                                            2005                            2004
                                             -----------------------------------------------     ------
                                              IVQ         IIIQ          IIQ          IQ           IVQ
                                             ----         ----          ----        ----         ----
ASSETS:
Cash                                      $  34,437   $   28,016    $   26,035   $   27,096   $   27,867
Interest-bearing deposits and short
term
   Investments                                3,589       54,373        87,720        1,484        1,431
Securities available for sale, net          248,238      258,981       476,702      274,506      268,093
Loans held for sale                             375          523         1,042        5,737        5,531
Loans receivable, net                     1,231,891    1,135,709     1,100,119    1,090,316    1,091,952
Federal Home Loan Bank stock                 25,434       25,197        24,889       24,558       24,226
Premises and equipment                       32,819       32,810        33,008       33,046       32,954
Intangible assets                            19,113       19,518        19,928       20,337       20,747
Other assets                                 18,540       17,953        17,280       18,417       19,981
                                         ----------   ----------    ----------   ----------   ----------
   Total assets                          $1,614,436   $1,573,080    $1,786,723   $1,495,497   $1,492,782
                                         ==========   ==========    ==========   ==========   ==========

LIABILITIES AND EQUITY:
Deposits                                 $1,067,874   $1,044,242    $1,230,945   $1,108,637   $1,115,696
Borrowings                                  191,388      181,252       213,775      272,073      264,742
Other liabilities                            26,397       22,260        19,823       15,778       17,456
                                          ---------    ---------    ----------    ---------   ----------
   Total liabilities                      1,285,659    1,247,754     1,464,543    1,396,488    1,397,894
Stockholders' equity                        328,777      325,326       322,180       99,009       94,888
                                         ----------   ----------    ----------   ----------   ----------
   Total liabilities and equity          $1,614,436   $1,573,080    $1,786,723   $1,495,497   $1,492,782
                                         ==========   ==========    ==========   ==========   ==========
--------------------------------------------------------------------------------------------------------

CAPITAL RATIOS:                                                2005                               2004
                                              -----------------------------------------------    ------
                                              IVQ          IIIQ          IIQ          IQ           IVQ
                                              ----         ----          ----        ----         ----
BankFinancial Corporation:
Equity to total assets (end of period)        20.36%       20.68%       18.03%       6.62%        6.36%
Tangible equity to total assets (end of
period)                                       19.41        19.68        17.11        5.33         5.04

BankFinancial FSB:
Risk-based total capital ratio                19.01        19.91        19.75       10.50        10.35
Risk-based tier 1 capital ratio               18.21        19.11        18.96        9.68         9.53
Tier 1 leverage ratio                         13.82        13.96        12.05        7.24         7.12
--------------------------------------------------------------------------------------------------------

  TOTAL DEPOSITS:                                                2005                            2004
                                             -----------------------------------------------    ------
                                              IVQ         IIIQ          IIQ          IQ           IVQ
                                             ----         ----          ----        ----         ----

Non-interest-bearing demand              $  117,443   $  109,022   $  281,227   $  104,893  $   104,448
Interest-bearing NOW                        227,893      219,457      222,759      227,764      232,968
Money market                                248,871      236,285      210,251      209,617      205,933
Savings                                     123,260      122,783      130,761      132,933      132,009
Certificates of deposit                     350,407      356,695      385,947      433,430      440,338
                                         ----------   ----------   ----------   ----------   ----------
Total deposits                           $1,067,874   $1,044,242   $1,230,945   $1,108,637   $1,115,696
                                         ==========   ==========   ==========   ==========   ==========
---------------------------------------------------------------------------------------------------------


                            BANKFINANCIAL CORPORATION
                     SELECTED FINANCIAL AND STATISTICAL DATA
                              Latest Five Quarters
             (Dollars in thousands; except per share) - (Unaudited)


                                                                   2005                            2004
                                             -------------------------------------------------    ------
                                              IVQ         IIIQ          IIQ           IQ            IVQ
                                             ----         ----          ----         ----          ----
LOANS:
One- to four-family residential real
   estate                                 $  404,196   $  395,499    $  363,952   $  357,661   $  362,701
Multi-family mortgage loans                  280,238      242,910       236,467      239,363      241,713
Nonresidential real estate                   275,418      266,898       271,949      276,330      277,380
Construction and land loans                   80,705       74,523        77,070       68,606       59,369
Commercial loans                              68,988       64,527        62,977       60,904       63,727
Commercial leases                            121,898       92,268        87,427       87,352       86,362
Consumer loans                                 2,022        1,975         2,391        2,638        2,755
Other loans (including municipal)              5,219        5,492         5,754        5,785        6,044
                                          ----------   ----------    ----------   ----------   ----------
Total loans                                1,238,684    1,144,092     1,107,987    1,098,639    1,100,051

Loans in process                               2,541          193           604          457          824
Net deferred loan origination costs            2,180        2,355         2,124        2,161        2,096
Allowance for loan losses                    (11,514)     (10,931)      (10,596)     (10,941)     (11,019)
                                          ----------   ----------    ----------   ----------   ----------
Loans, net                                $1,231,891   $1,135,709    $1,100,119   $1,090,316   $1,091,952
                                          ==========   ==========    ==========   ==========   ==========

---------------------------------------------------------------------------------------------------------

CREDIT QUALITY RATIOS:                                            2005                            2004
                                          ------------------------------------------------       ------
                                              IVQ         IIIQ          IIQ          IQ            IVQ
                                             ----         ----          ----        ----          ----
Nonperforming Loans and Assets:
  Nonperforming loans                     $    5,723   $    7,280   $    6,873   $    6,176   $    6,524
  Real estate owned                              153            -            -           -             -
                                          ----------   ----------   ----------   ----------   ----------
  Nonperforming assets                    $    5,876   $    7,280   $    6,873   $    6,176   $    6,524
                                          ==========   ==========   ==========   ==========   ==========

Asset Quality Ratios:
  Nonperforming assets to total assets          0.36%        0.46%        0.38%        0.41%        0.44%
  Nonperforming loans to total loans            0.46         0.63         0.62         0.56         0.59
  Allowance for loan losses to
   nonperforming loans                        201.19       150.15       154.17       177.15       168.90
  Allowance for loan losses to total
loans                                           0.93         0.96         0.96         1.00         1.00
  Net charge-off ratio                         (0.02)        0.00         0.03         0.00         0.01
---------------------------------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES:                                         2005                            2004
                                          ------------------------------------------------        ------
                                              IVQ         IIIQ          IIQ           IQ            IVQ
                                             ----         ----          ----         ----          ----

Beginning balance                         $   10,931   $   10,596   $   10,941   $   11,019   $   10,850
Provision (credit) for loan losses               524          334         (264)         (76)         190
Loans charged off                                (29)          (1)         (82)          (3)         (22)
Recoveries                                        88            2            1            1            1
                                          ----------   ----------   ----------   ----------   ----------
Ending balance                            $   11,514   $   10,931   $   10,596   $   10,941   $   11,019
                                          ==========   ==========   ==========   ==========   ==========
---------------------------------------------------------------------------------------------------------

                                    Page 12


                            BANKFINANCIAL CORPORATION
                     SELECTED FINANCIAL AND STATISTICAL DATA
                              Latest Five Quarters
             (Dollars in thousands; except per share) - (Unaudited)

                                                                 2005                            2004
                                            -----------------------------------------------     ------
                                              IVQ         IIIQ          IIQ          IQ           IVQ
                                             ----         ----          ----        ----         ----
SELECTED AVERAGE BALANCES:
Average total assets                      $1,573,867   $1,607,277    $1,661,506   $1,491,570   $1,476,007
Average earning assets                     1,501,205    1,520,234     1,568,763    1,403,804    1,391,164
Average total loans                        1,197,545    1,130,131     1,104,190    1,104,598    1,095,117
Average investment securities                291,478      362,141       411,386      295,796      291,636
Average other earning assets                  12,182       27,962        53,187        3,410        4,411

Average interest-bearing deposits         $  931,895   $  957,240    $1,161,106   $1,000,877   $1,014,629

Average total borrowings                     182,613      191,076   246,861          272,888      242,543
Average interest-bearing liabilities       1,114,508    1,148,316     1,407,967    1,273,765    1,257,172
Average total stockholders' equity           326,549      324,058       123,714       98,420       94,631

----------------------------------------------------------------------------------------------------------

                                                                  2005                           2004
                                            -----------------------------------------------     ------
                                              IVQ         IIIQ          IIQ          IQ           IVQ
                                             ----         ----          ----        ----         ----
SELECTED YIELDS AND COST OF FUNDS:

Average earning assets                       5.62%        5.45%         5.11%        5.14%        5.06%
Average total loans                          6.04         6.00          5.75         5.58         5.47
Average investment securities                3.97         3.91          3.69         3.55         3.56
Average other earning assets                 3.84         3.26          2.90         1.64         2.00

Average interest-bearing deposits            2.51         2.12          1.79         1.79         1.67
Average total borrowings                     3.73         3.67          3.86         3.46         3.29
Average interest-bearing liabilities         2.71         2.38          2.15         2.15         1.98

Interest rate spread                         2.91         3.07          2.96         2.99         3.08
Net interest margin                          3.61         3.65          3.18         3.19         3.27

---------------------------------------------------------------------------------------------------------

                                                                2005                             2004
                                           -----------------------------------------------      ------
                                              IVQ         IIIQ          IIQ          IQ           IVQ
                                             ----         ----          ----        ----         ----
EARNINGS PER SHARE
   COMPUTATIONS:

Net income                                $    2,919   $    3,697     $  2,821     $  1,636    $     96
Less: net income before conversion                 -           -         2,821        1,636          96
                                          ----------   ----------     --------     --------    --------
Net income available to common
stockholders                              $    2,919   $    3,697      $      -     $      -   $      -
                                          ==========   ==========      ========     ========   ========

Average common shares outstanding         24,466,250   24,466,250          N.M.         N.A.       N.A.
Less: unearned ESOP shares                (1,920,152)  (1,935,652)         N.M.         N.A.       N.A.
                                          ----------   ----------
Weighted average common shares
   outstanding                            22,546,098   22,530,598          N.M.         N.A.       N.A.
                                          ==========   ==========

Earnings per basic share                  $     0.13   $     0.16          N.M.         N.A.       N.A.
                                          ==========   ==========
--------------------------------------------------------------------------------------------------------

N.M. = not meaningful N.A. = not applicable

                                    Page 13